NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES NEW COMPANY NAME

NEW YORK, NEW YORK (May 13, 2015) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) announced today that its Board of Directors has approved the change of its company name to Griffin Industrial Realty, Inc. Frederick M. Danziger, Griffin’s Chairman and Chief Executive Officer stated that “the new name better identifies Griffin with its ongoing real estate business after the sale of the landscape nursery business last year.” Griffin will continue to use the GRIF ticker symbol on the Nasdaq National Market.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward looking statements include the statement concerning the status of the ongoing real estate business. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2014. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.